Exhibit 99.01

Press Release www.shire.com

FDA Determines VYVANSE® was Properly Granted Five-Year Market Exclusivity

DUBLIN, IRELAND - October 26, 2009 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces that the Food and Drug Administration (FDA), following a thorough administrative review of governing statutory and regulatory standards and public comments, has affirmed its prior decision to grant five-year New Chemical Entity (NCE) exclusivity to lisdexamfetamine dimesylate—currently marketed by Shire U.S. Inc. for the treatment of attention-deficit hyperactivity disorder under the name VYVANSE®.   The five-year exclusivity period for VYVANSE expires on February 23, 2012. VYVANSE is covered by United States patents which remain in effect until June 29, 2023.

On February 23, 2007, after reviewing the requisite clinical studies submitted on behalf of VYVANSE, the FDA determined that VYVANSE qualified as a NCE and was entitled to five-year market exclusivity.  The FDA therefore appropriately refused to file the Abbreviated New Drug Application submitted by Actavis Elizabeth, LLC (Actavis) for generic lisdexamfetamine dimesylate in January 2009.  On February 24, 2009, Actavis sued the FDA in the District Court of the District of Columbia challenging the NCE decision.  On April 13, 2009, the FDA opened a public docket to consider Actavis’s challenge to the FDA’s regulations governing NCE exclusivity and the corresponding award of exclusivity to VYVANSE.  The court case was stayed pending the outcome of this FDA review.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 617 551 9715

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions. Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights. Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s Web site: http://www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceutical and Human Genetic Therapies products, as well as the ability to secure and integrate new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.